REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of  Directors
Templeton Institutional Funds, Inc.

In planning and performing our audit of the financial statements of Foreign Equity Series, Growth Series, Emerging Markets Series and Emerging Fixed Income Markets Series, each separate series of Templeton Institutional Funds, Inc. for the year ended December 31, 1997, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The  management  of  Templeton Institutional Funds, Inc. is  responsible   for
establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with general accepted accounting principles. Those controls include safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal conrtol to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control component does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



                                          /s/MCGLADREY & PULLEN, LLP
                                             McGladrey & Pullen, LLP

New York, New York
January 30, 1998